Exhibit 5.1

767 Fifth Avenue New York, NY 10153-0119 +1 212 310 8000 tel +1 212 310 8007 fax

March 5, 2026

Dycom Industries, Inc.

Dycom Investments, Inc.

300 Banyan Blvd., Suite 1101

West Palm Beach, Florida 33401

Ladies and Gentlemen:

We have acted as counsel to Dycom Industries, Inc., a Florida corporation (the “Company”), Dycom Investments, Inc., a Delaware corporation (“Investments”) and the subsidiaries of the Company listed on Schedule A hereto (the “Subsidiaries” and, together with the Company and Investments, the “Registrants”), in connection with the preparation and filing by the Registrants with the Securities and Exchange Commission (the “Commission”) of the Registration Statement on Form S-3 filed on the date hereof (the “Registration Statement”), under the Securities Act of 1933, as amended (the “Securities Act”), relating to the offer, issuance or sale from time to time of an indeterminate amount of:

(i)	debt securities of the Company (the “Company Debt Securities”), which maybe senior or subordinated;

(ii)	debt securities of Investments (the “Investments Debt Securities” and, together with the Company Debt Securities, the “Debt Securities”), which may be senior or subordinated;

(iii)	the guarantees (the “Guarantees”) of the Debt Securities by one or more of the Registrants (each a “Guarantor” and, collectively, the “Guarantors”), which may be senior or subordinated;

(iv)	common stock, par value $0.33 1/3 per share, of the Company (the “Common Stock”);

(v)

preferred stock, par value $1.00 per share, of the Company (the “Preferred Stock”), which may be issued as such or in the form of depositary shares (the “Depositary Shares”) evidenced by depositary receipts issued against deposit of shares of Preferred Stock pursuant to a deposit agreement to be entered into between the Company and a bank or trust company selected by the Company (the “Depositary”);

(vi)	warrants to purchase Debt Securities, Preferred Stock, Depositary Shares, Common Stock or any combination thereof (the “Warrants”),

(vii)

securities purchase contracts of the Company (the “Securities Purchase Contracts”), obligating the holders thereof to purchase from or sell to the Company, or the Company to sell to or purchase from such holders, shares of Common Stock, Preferred Stock, Depositary Shares or Debt Securities at a future date or dates; and

March 5, 2026 Page 2

(viii)

units of the Company consisting of one or more of Company Debt Securities, Common Stock, Preferred Stock, Depositary Shares, Warrants or Securities Purchase Contracts (the “Units” and, together with the Debt Securities, the Guarantees, the Common Stock, the Preferred Stock, the Depositary Shares, the Warrants and the Securities Purchase Contracts, the “Securities”).

In so acting, we have examined originals or copies (certified or otherwise identified to our satisfaction) of (i) the Registration Statement, including the prospectus, dated the date hereof, which forms a part of the Registration Statement (the “Prospectus”); (ii) the Certificate of Incorporation of Investments; (iii) the Bylaws of Investments; (iv) the form of indenture for the Company Debt Securities; (v) the form of indenture for Investments Debt Securities; (vi) copies of the articles of incorporation, bylaws, articles of organization or the limited liability company agreements, as applicable, of the Guarantors named in Schedule B-1; and (vii) such corporate records, agreements, documents and other instruments, and such certificates or comparable documents of public officials and of officers and representatives of the Registrants, and have made such inquiries of such officers and representatives, as we have deemed relevant and necessary as a basis for the opinions hereinafter set forth.

In such examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. As to all questions of fact material to this opinion that have not been independently established, we have relied upon certificates or comparable documents of officers and representatives of the Registrants. We have assumed (i) the valid existence of each of the Company and the Guarantors listed on Schedule B-2 (the “Non-Covered Guarantors”) under the laws of its jurisdiction of organization; and (ii) that each of the Company and the Non-Covered Guarantors has the requisite organizational power and authority to enter into and perform its obligations under the documents pursuant to which the Securities will be issued. We have also assumed that New York law is the governing law of any Depositary Shares, Warrants, Securities Purchase Contracts and Units, and that all shares of Common Stock and Preferred Stock issuable pursuant thereto will have been validly issued, fully paid and nonassessable.

Based on the foregoing, and subject to the qualifications stated herein, we are of the opinion that:

1. Company Debt Securities and Guarantees thereof. Assuming (i) the Registration Statement and any amendments thereto (including any post-effective amendments) will have become effective and comply with all applicable laws and no stop order suspending the Registration Statement’s effectiveness will have been issued and remain in effect, in each case, at the time the Company Debt Securities and any Guarantees thereof are offered or issued as contemplated by the Registration Statement; (ii) a prospectus supplement will have been prepared and filed with the Commission describing the Company Debt Securities and any Guarantees thereof offered thereby and will at all relevant times comply with all applicable laws; (iii) the Company has timely filed all necessary reports pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which are incorporated into the Registration Statement by reference; (iv) a definitive purchase, underwriting or similar agreement and any other necessary agreement with respect to any Company Debt Securities and any Guarantees thereof will have been duly authorized and validly executed and delivered by the Company, the Guarantors (if any) and the other party or parties thereto, as applicable; (v) all Company

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Debt Securities and any Guarantees thereof will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement, the appropriate prospectus supplement and the applicable definitive purchase, underwriting or similar agreement; (vi) any legally required consents, approvals, authorizations or orders of the Commission and any other regulatory authority will have been issued; (vii) the issuance of any legally required consents, approvals, authorizations or orders of the Commission and any other regulatory authority; (viii) the indenture for Company Debt Securities (the “Company Indenture”), including any applicable supplemental indentures thereto and any guarantees set forth therein, will have been qualified under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”); (ix) the issuance (including the execution, delivery and performance thereof) and the terms of the Company Debt Securities and any Guarantees thereof and the terms of the offering and sale thereof will have been duly authorized; (x) the terms of the Company Debt Securities and any Guarantees thereof and their issuance and sale will have been duly established in conformity with the Company Indenture and any applicable supplemental indenture thereto, so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding on the Company or the Guarantors (if any) and so as to comply with any requirements or restrictions imposed by any court or governmental body having jurisdiction over the Company and the Guarantors (if any); (xi) the Company Debt Securities and any Guarantees thereof will have been duly executed and authenticated in accordance with the Company Indenture and any applicable supplemental indenture, and will be issued and sold as contemplated in the Registration Statement or any applicable underwriting or purchase agreement relating thereto; and (xii) the Company and the Guarantors, if applicable, will have received the consideration therefor, then such Company Debt Securities and any Guarantees thereof will constitute the legal, valid and binding obligations of the Company and the Guarantors, as applicable, enforceable against the Company and the Guarantors, as applicable, in accordance with their terms.

2. Investments Debt Securities and any Guarantees thereof. Assuming (i) the Registration Statement and any amendments thereto (including any post-effective amendments) will have become effective and comply with all applicable laws and no stop order suspending the Registration Statement’s effectiveness will have been issued and remain in effect, in each case, at the time the Investments Debt Securities and any Guarantees thereof are offered or issued as contemplated by the Registration Statement; (ii) a prospectus supplement will have been prepared and filed with the Commission describing the Investments Debt Securities and any Guarantees thereof offered thereby and will at all relevant times comply with all applicable laws; (iii) the Company has timely filed all necessary reports pursuant to the Exchange Act, which are incorporated into the Registration Statement by reference; (iv) a definitive purchase, underwriting or similar agreement and any other necessary agreement with respect to any Investments Debt Securities and any Guarantees thereof will have been duly authorized and validly executed and delivered by Investments, the Guarantors (if any) and the other party or parties thereto, as applicable; (v) all Investments Debt Securities and any Guarantees thereof will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement, the appropriate prospectus supplement and the applicable definitive purchase, underwriting or similar agreement; (vi) any legally required consents, approvals, authorizations or orders of the Commission and any other regulatory authority will have been issued; (vii) the issuance of any legally required consents, approvals, authorizations or orders of the Commission and any other regulatory authority; (viii) the indenture for Investments Debt Securities (the “Investments Indenture”), including any applicable supplemental indentures thereto and the guarantees set forth therein, will have been qualified under the Trust Indenture Act; (ix) the issuance (including the execution, delivery and performance thereof) and the terms of the Investments Debt Securities and any Guarantees thereof and the terms of the offering and sale thereof will have been duly authorized; (x) the terms of the Investments Debt Securities and any Guarantees thereof and their issuance and sale will have been duly established in conformity with the Investments Indenture and any applicable supplemental indenture thereto, and so as

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not to violate any applicable law or result in a default under or breach of any agreement or instrument binding on Investments or the Guarantors and so as to comply with any requirements or restrictions imposed by any court or governmental body having jurisdiction over Investments or the Guarantors; (xi) the Investments Debt Securities and any Guarantees thereof will have been duly executed and authenticated in accordance with the Investments Indenture and any applicable supplemental indenture, and issued and sold as contemplated in the Registration Statement or any applicable underwriting or purchase agreement relating thereto; and (xii) Investments and the Guarantors, if applicable, will have received the consideration therefor, then such Investments Debt Securities and any Guarantees thereof will constitute the legal, valid and binding obligations of Investments and the Guarantors, as applicable, enforceable against Investments and the Guarantors, as applicable, in accordance with their terms.

3. Depositary Shares. Assuming (i) the Registration Statement and any amendments thereto (including any post-effective amendments) will have become effective and no stop order suspending the Registration Statement’s effectiveness will have been issued and remain in effect, in each case, at the time the Depositary Shares are offered or issued as contemplated by the Registration Statement; (ii) a deposit agreement (the “Deposit Agreement”) relating to such Depositary Shares will have been duly executed and delivered by the Company and the Depositary; (iii) the issuance (including the execution, delivery and performance thereof) and terms of the Depositary Shares and the terms of the offering and sale thereof have been duly authorized; (iv) the terms of such Depositary Shares and underlying Preferred Stock and their issuance and sale will have been duly established in conformity with such Deposit Agreement and so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding on the Company and so as to comply with any requirements or restrictions imposed by any court or governmental body having jurisdiction over the Company; (v) validly issued, fully paid and nonassessable stock of the Company represented by the Depositary Shares will have been duly issued and delivered to the Depositary under the applicable Deposit Agreement; (vi) depositary receipts evidencing the Depositary Shares have been duly executed, if applicable, in accordance with any such Deposit Agreement and/or deposit receipts and issued and sold as contemplated in the Registration Statement and any prospectus supplement relating thereto, and in accordance with any applicable underwriting or purchase agreement relating thereto; and (vii) the Company has received the consideration therefor, then such Depositary Shares (including any Depositary Shares issuable upon conversion, exercise or exchange of any Securities) will be validly issued and will entitle the holders thereof to the rights specified in the Deposit Agreement and the depositary receipts.

4. Warrants. Assuming (i) the Registration Statement and any amendments thereto (including any post-effective amendments) will have become effective and no stop order suspending the Registration Statement’s effectiveness will have been issued and remain in effect, in each case, at the time the Warrants are offered or issued as contemplated by the Registration Statement; (ii) the issuance (including the execution, delivery and performance thereof) and terms of any Warrants and the terms of the offering thereof have been duly authorized; (iii) the terms of such Warrants to be issued under any warrant agreement or warrant certificate, as applicable, and the terms of the offering and sale thereof have been duly authorized; (iv) the terms of such Warrants and their issuance and sale will have been duly established in conformity with any such warrant agreement or warrant certificate and so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding on the Company and so as to comply with any requirements or restrictions imposed by any court or governmental body having jurisdiction over the Company; (v) such Warrants have been duly executed in accordance with any such warrant agreement or warrant certificate and issued and sold as contemplated in the Registration Statement and any prospectus supplement relating thereto, and in accordance with any applicable underwriting or purchase agreement relating thereto; and (vi) the Company has received the consideration therefor, then such Warrants (including any Warrants issuable upon conversion, exercise or exchange of any Securities) will constitute valid and binding obligations of the Company, enforceable against it in accordance with their terms.

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5. Securities Purchase Contracts. Assuming (i) the Registration Statement and any amendments thereto (including any post-effective amendments) will have become effective and no stop order suspending the Registration Statement’s effectiveness will have been issued and remain in effect, in each case, at the time the Securities Purchase Contracts are offered or issued as contemplated by the Registration Statement; (ii) the issuance (including the execution, delivery and performance thereof) and terms of any Securities Purchase Contracts and the terms of the offering thereof have been duly authorized; (iii) the terms of such Securities Purchase Contracts to be issued under any purchase contract agreement, and the terms of the offering and sale thereof have been duly authorized; (iv) the terms of such Securities Purchase Contracts and their issuance and sale will have been duly established in conformity with any such purchase contract agreement and so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding on the Company and so as to comply with any requirements or restrictions imposed by any court or governmental body having jurisdiction over the Company; (v) such Securities Purchase Contracts have been duly executed in accordance with any such purchase contract agreement and issued and sold as contemplated in the Registration Statement and any prospectus supplement relating thereto, and in accordance with any applicable underwriting or purchase agreement relating thereto; and (vi) the Company has received the consideration therefor, then such Securities Purchase Contracts (including any Securities Purchase Contracts issuable upon conversion, exercise or exchange of any Securities) will constitute valid and binding obligations of the Company, enforceable against it in accordance with their terms.

6. Units. Assuming (i) the Registration Statement and any amendments thereto (including any post-effective amendments) will have become effective and no stop order suspending the Registration Statement’s effectiveness will have been issued and remain in effect, in each case, at the time the Units are offered or issued as contemplated by the Registration Statement; (ii) the issuance (including the execution, delivery and performance thereof) and terms of any Units and the terms of the offering thereof have been duly authorized; (iii) the terms of such Units to be issued under any unit agreement and/or unit certificate, as applicable, and the terms of the offering and sale thereof have been duly authorized; (iv) the terms of such Units and their issuance and sale will have been duly established in conformity with any such unit agreement and/or unit certificate and so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding on the Company and so as to comply with any requirements or restrictions imposed by any court or governmental body having jurisdiction over the Company; (v) such Units have been duly executed in accordance with any such unit agreement and/or unit certificate and issued and sold as contemplated in the Registration Statement and any prospectus supplement relating thereto, and in accordance with any applicable underwriting or purchase agreement relating thereto; and (vi) the Company has received the consideration therefor, then such Units (including any Units issuable upon conversion, exercise or exchange of any Securities) will constitute valid and binding obligations of the Company, enforceable against it in accordance with their terms.

Each opinion expressed above with respect to legality, validity, binding effect and enforceability is subject to the effect of any applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity) and except that rights to indemnification and contribution thereunder may be limited by federal or state securities laws or public policy relating thereto.

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The opinions expressed herein are limited to General Corporation Law of the State of Delaware, the Limited Liability Company Act of the State of Delaware, the limited liability company act of the State of Texas and the laws of the State of New York, and we express no opinion as to the effect on the matters covered by this letter of the laws of any other jurisdiction, or, in the case of Delaware and Texas, any other laws.

We hereby consent to the use of this letter as an exhibit to the Registration Statement and to any and all references to our firm under the caption “Legal Matters” in the Prospectus which is a part of the Registration Statement. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,

/s/ Weil, Gotshal & Manges LLP

Schedule A

Ansco & Associates, LLC
Bigham Cable Construction, Inc.
Blair Park Services, LLC
C-2 Utility Contractors, LLC
CableCom, LLC
Communications Construction Group, LLC
Dycom Capital Management, Inc.
Dycom Corporate Identity, Inc.
Dycom Identity, LLC
Engineering Associates, LLC
Ervin Cable Construction, LLC
Fiber Technologies Solutions, LLC
Globe Communications, LLC
Ivy H. Smith Company, LLC
Jansen Cable Construction, LLC
Kanaan Communications, LLC
Lambert’s Cable Splicing Company, LLC
Locating, Inc.
NeoCom Solutions, LLC
Niels Fugal Sons Company, LLC
North Sky Communications, LLC
Parkside Utility Construction, LLC
Pauley Construction, LLC
Point to Point Communications, Inc.
Power Solutions, LLC
Precision Valley Communications of Vermont, LLC
Prince Telecom, LLC
Professional Teleconcepts, LLC
RJE Canada, Inc.
RJE Telecom, LLC
Sage Telecommunications Corp. of Colorado, LLC
Star Construction, LLC
TCS Communications, LLC
TelCom Construction, LLC
Texstar Enterprises, LLC
Tjader & Highstrom Utility Services, LLC
Trawick Construction Company, LLC
Triple-D Communications, LLC
UNTRA Express, LLC
UtiliQuest, LLC
Utility Technologies, LLC
VCI Construction, LLC
White Mountain Cable Construction, LLC

Schedule B-1

Ansco & Associates, LLC	DE
Blair Park Services, LLC	DE
C-2 Utility Contractors, LLC	DE
CableCom, LLC	DE
Communications Construction Group, LLC	DE
Dycom Capital Management, Inc.	DE
Dycom Corporate Identity, Inc.	DE
Dycom Identity, LLC	DE
Dycom Investments, Inc.	DE
Ervin Cable Construction, LLC	DE
Fiber Technologies Solutions, LLC	DE
Ivy H. Smith Company, LLC	DE
Jansen Cable Construction, LLC	DE
Kanaan Communications, LLC	DE
Lambert’s Cable Splicing Company, LLC	DE
Niels Fugal Sons Company, LLC	DE
North Sky Communications, LLC	DE
Parkside Utility Construction, LLC	DE
Precision Valley Communications of Vermont, LLC	DE
Prince Telecom, LLC	DE
RJE Canada, Inc.	DE
RJE Telecom, LLC	DE
Star Construction, LLC	DE
TCS Communications, LLC	DE
Texstar Enterprises, LLC	TX
Tjader & Highstrom Utility Services, LLC	DE
Triple-D Communications, LLC	DE
UNTRA Express, LLC	DE
Utility Technologies, LLC	DE
VCI Construction, LLC	DE
White Mountain Cable Construction, LLC	DE

Schedule B-2

Bigham Cable Construction, Inc.	FL
Engineering Associates, LLC	GA
Globe Communications, LLC	NC
Locating, Inc.	WA
NeoCom Solutions, LLC	GA
Pauley Construction, LLC	AZ
Point to Point Communications, Inc.	LA
Power Solutions, LLC	MD
Professional Teleconcepts, LLC	IL
Sage Telecommunications Corp. of Colorado, LLC	CO
TelCom Construction, LLC	MN
Trawick Construction Company, LLC	FL
UtiliQuest, LLC	GA